LECG Corporation Reports Fourth Quarter 2008 and Year-End Results

EMERYVILLE, CA -- (Marketwire - February 10, 2009) - LECG Corporation (NASDAQ: XPRT), a global expert services firm, today reported financial results for the fourth quarter and full year ended December 31, 2008.

"We were disappointed by the level of our fourth quarter revenues which were impacted by the deterioration in the economic environment in the quarter. To address the near-term conditions and better position ourselves to capture the growing market opportunity, we are taking proactive steps including the recently announced restructuring program," commented Michael Jeffery, LECG chief executive officer. "We are encouraged by recent indicators that our core businesses will benefit longer term from a more rigorous regulatory climate and a significant increase in litigation as a result of the current economic and political situation."

Fourth Quarter 2008 Financial Results

Fourth quarter 2008 revenues decreased 20.6 percent to $70.0 million compared with $88.2 million in the fourth quarter of 2007, and decreased 18.6 percent from third quarter 2008 revenues of $86.0 million. Net fee-based revenues were $67.0 million in the fourth quarter of 2008 and $83.4 million in the prior year, a decrease of 19.7 percent year over year. Net fee-based revenues decreased 19.5 percent from $83.2 million in the third quarter of 2008.

Results for the fourth quarter of 2008 reflect pre-tax charges of $118.8 million in goodwill impairment, $5.4 million in other impairments, a $6.4 million restructuring charge, a $3.1 million divestiture charge and $0.8 million of mark-to-market losses related to the deferred compensation plan. The company also recorded a $3.7 million valuation allowance against deferred tax assets. Including these charges, fourth quarter 2008 net loss was $93.8 million or $3.70 per share, compared with a net loss of $2.7 million, or $0.11 per share in the fourth quarter of 2007, and net income of $2.0 million or $0.08 per diluted share in the third quarter of 2008. Excluding these charges EPS was a $0.19 loss per share for the quarter.

Adjusted EBITDA from continuing operations for the fourth quarter of 2008 was a loss of $6.8 million, compared to $7.4 million of income for the fourth quarter of 2007 and $4.9 million of income for the third quarter of 2008.

Fourth Quarter 2008 Segment Results

Economics Services

LECG's economics services segment is comprised of the company's global competition, securities, regulated industries, and labor sectors. Economics revenues were $28.9 million in the fourth quarter of 2008, representing 41.3 percent of total revenues versus 43.5 percent of revenues in the third quarter of 2008. Net fee-based revenues for the segment were $28.0 million in the quarter, down $8.7 million from the third quarter of 2008 due to a decrease in all business practices other than labor, with the largest decline coming from global competition. Economics gross profit was $6.8 million, or 44.7 percent of total gross profit in the quarter. Direct profit margin was 25.1 percent, down from 35.8 percent in the third quarter of 2008. Professional staff utilization was 60.7 percent.

Finance and Accounting Services (FAS)

LECG's FAS segment is comprised of the company's forensic accounting, intellectual property, health care, higher education, international FAS, financial services, and electronic discovery sectors. FAS revenues were $41.1 million in the fourth quarter of 2008, or 58.7 percent of total revenues versus 56.5 percent of revenues in the third quarter of 2008. Net fee-based revenues for the segment were $38.9 million in the quarter, down $7.7 million from the third quarter of 2008 due to a slowdown in all practice areas, with the exception of higher education. FAS gross profit was $8.4 million, or 55.3 percent of total gross profit in the quarter. The direct profit margin decreased to 21.5 percent from 31.2 percent in the third quarter. Professional staff utilization was 63.5 percent.

Full-Year 2008 Financial Results

Revenues for the year ended December 31, 2008 decreased 9.4 percent to $335.7 million from $370.4 million for the same period in 2007. Net fee-based revenues decreased 8.2 percent year over year.

Net loss for the full year ended December 31, 2008 was $85.2 million, significantly lower than net income of $11.4 million reported for the prior year. Earnings per share for the full year was a loss of $3.37, compared with diluted earnings per share of $0.45 for the prior year. Adjusted income from continuing operations per diluted share was $0.16 for 2008, compared with diluted income from continuing operations per share of $0.76 for 2007.

Adjusted EBITDA from continuing operations for the year ended December 31, 2008 was $12.8 million, a decrease of $26.8 million from adjusted EBITDA from continuing operations of $39.6 million for the same period of 2007.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company's website, www.lecg.com. A replay of the call will be available on the company's website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services and consulting firm, with approximately 800 experts and professionals in 31 offices around the world, provides independent expert testimony, original authoritative studies, strategic advisory, and financial advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG's highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG's experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. (NASDAQ: XPRT).

Statements in this press release and the related conference call concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for future periods, and statements using the terms "believes," "expects," "will," "could," "plans," "anticipates," "estimates," "predicts," "intends," "potential," "continue," "should," "may," or the negative of these terms or similar expressions are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company's service offerings, the company's ability to integrate new experts successfully, intense competition, and potential professional liability. Statements in this press release concerning historical segment revenue, costs of services and other operational data have been recast as if the current management and reporting structure had been in place since the beginning of all periods presented. Since the Company historically measured its business performance at a consolidated entity level and made resource allocations differently under that structure, the recast of historical segment information is not intended to represent the actual results that would have been achieved if these business segments had been managed under the new structure since the beginning of the period presented, or to be an indication of future results. Further information on these and other potential risk factors that could affect the company's financial results is included in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

                      LECG CORPORATION
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except per share data)
                         (unaudited)

                                Three months ended        Year ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------
Fee-based revenues, net         $  66,963  $  83,441  $ 322,714  $ 351,544
Reimbursable revenues               3,085      4,790     12,965     18,885
                                ---------  ---------  ---------  ---------
    Revenues                       70,048     88,231    335,679    370,429
Direct costs                       51,547     55,075    221,476    228,069
Reimbursable costs                  3,270      4,513     13,339     18,557
                                ---------  ---------  ---------  ---------
    Cost of services               54,817     59,588    234,815    246,626
Gross profit                       15,231     28,643    100,864    123,803
Operating expenses:
   General and administrative
    expenses                       22,224     21,136     88,021     83,901
   Depreciation and
    amortization                    1,480      1,845      5,939      7,284
   Goodwill impairment            118,800          -    118,800          -
   Other impairments                5,358          -      5,358          -
   Restructuring charges            6,437      6,743      5,937     10,689
   Divestiture charges              3,136          -      3,136          -
                                ---------  ---------  ---------  ---------
Operating (loss) income          (142,204)    (1,081)  (126,327)    21,929
Interest and other expense, net       624         14      2,040        375
                                ---------  ---------  ---------  ---------
(Loss) income from continuing
 operations before income taxes  (142,828)    (1,095)  (128,367)    21,554
Income tax (benefit) provision    (48,996)      (488)   (43,126)     8,753
                                ---------  ---------  ---------  ---------
(Loss) income from continuing
 operations                       (93,832)      (607)   (85,241)    12,801
                                ---------  ---------  ---------  ---------
Discontinued operations:
   Income from operations of
    discontinued subsidiary,
    net of income taxes                 -        160          -        778
   Loss on disposal of
    subsidiary                          -     (2,219)         -     (2,219)
                                ---------  ---------  ---------  ---------
Loss on discontinued operations         -     (2,059)         -     (1,441)
                                ---------  ---------  ---------  ---------
Net (loss) income               $ (93,832) $  (2,666) $ (85,241) $  11,360
                                =========  =========  =========  =========

Basic earnings per share:
   (Loss) income from
    continuing operations       $   (3.70) $   (0.03) $   (3.37) $    0.51
   (Loss) income from
    operations of discontinued
    subsidiary                          -      (0.08)         -      (0.06)
                                ---------  ---------  ---------  ---------
    Basic earnings per share    $   (3.70) $   (0.11) $   (3.37) $    0.45
                                =========  =========  =========  =========

Diluted earnings per share:
   (Loss) income from
    continuing operations       $   (3.70) $   (0.03) $   (3.37) $    0.51
   (Loss) income from
    operations of discontinued
    subsidiary                          -      (0.08)         -      (0.06)
                                ---------  ---------  ---------  ---------
    Diluted earnings per share  $   (3.70) $   (0.11) $   (3.37) $    0.45
                                =========  =========  =========  =========

Shares used in calculating
 earnings per share
   Basic                           25,373     25,287     25,330     25,117
   Diluted                         25,373     25,287     25,330     25,499

                             LECG CORPORATION
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)
                                (unaudited)

                                                          December 31,
                                                      --------------------
 Assets                                                 2008       2007
                                                      ---------  ----------
 Current assets:
  Cash and cash equivalents                           $  19,510  $   21,602
  Accounts receivable, net of allowance of $973 and
   $866                                                  87,122     103,444
  Prepaid expenses                                        5,996       6,156
  Deferred tax assets, net - current portion             15,264      12,301
  Signing, retention and performance bonuses -
   current portion                                       15,282      16,162
  Income taxes receivable                                 6,723       2,674
  Other current assets                                    2,447       2,310
  Note receivable - current portion                         518         490
                                                      ---------  ----------
    Total current assets                                152,862     165,139
 Property and equipment, net                             11,011      12,586
 Goodwill                                                     -     106,813
 Other intangible assets, net                             3,790       9,696
 Signing, retention and performance bonuses -
  long-term                                              34,976      45,523
 Deferred compensation plan assets                        9,684      15,599
 Note receivable - long-term                              1,946       2,510
 Deferred tax assets, net - long-term                    38,196           -
 Other long-term assets                                   5,188       1,453
                                                      ---------  ----------
 Total assets                                         $ 257,653  $  359,319
                                                      =========  ==========

 Liabilities and stockholders’ equity
 Current liabilities:
  Accrued compensation                                $  49,313  $   64,577
  Accounts payable and other accrued liabilities         11,493       7,856
  Payable for business acquisitions - current             3,846       2,750
  Deferred revenue                                        2,450       2,989
  Liabilities held for sale                               2,642           -
                                                      ---------  ----------
    Total current liabilities                            69,744      78,172
 Payable for business acquisitions - long-term            1,055           -
 Deferred compensation plan obligations                   9,632      15,133
 Deferred tax liabilities                                     -       4,505
 Deferred rent                                            6,601       7,718
 Other long-term liabilities                                569         301
                                                      ---------  ----------
    Total liabilities                                    87,601     105,829
                                                      ---------  ----------

 Commitments and contingencies                                -           -

 Stockholders’ equity
 Common stock, $.001 par value, 200,000,000 shares
  authorized, 25,559,253 and 25,444,678 shares
  outstanding at December 31, 2008 and 2007,
  respectively                                               26          25
 Additional paid-in capital                             172,005     166,325
 Accumulated other comprehensive (loss) income           (1,407)      2,471
 (Accumulated deficit) retained earnings                   (572)     84,669
                                                      ---------  ----------
    Total stockholders’ equity                          170,052     253,490
                                                      ---------  ----------
Total liabilities and stockholders’ equity            $ 257,653  $  359,319
                                                      =========  ==========

                               LECG CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                 (unaudited)
                                                          Year ended
                                                          December 31,
                                                      --------------------
                                                        2008       2007
                                                      ---------  ---------
Cash flows from operating activities
Net (loss) income                                     $ (85,241) $  11,360
  Adjustments to reconcile net (loss) income to net
   cash provided by operating activities:
  Bad debt expense                                          132        174
  Depreciation and amortization of property and
   equipment                                              4,489      4,884
  Amortization of intangible assets                       1,450      2,415
  Goodwill impairment                                   118,800          -
  Other impairments                                       5,358          -
  Amortization of signing, retention and performance
   bonuses                                               16,522     12,091
  Equity-based compensation                               6,778      5,731
  Excess tax benefits from equity-based compensation        (41)       736
  Non cash restructuring charges                          2,441      7,639
  Divestiture charges                                     3,136          -
  Loss on disposal of subsidiary                              -      2,219
  Other                                                      71        (24)
Changes in assets and liabilities:
  Accounts receivable                                     9,258      3,700
  Signing, retention and performance bonuses paid       (17,397)   (38,428)
  Prepaid and other current assets                          (57)    (2,274)
  Accounts payable and other accrued liabilities          4,969        725
  Income taxes                                           (3,546)     2,062
  Accrued compensation                                   (4,260)    10,650
  Deferred revenue                                         (348)       359
  Deferred compensation plan assets, net of
   liabilities                                              415     (1,091)
  Deferred rent                                            (947)      (310)
  Deferred taxes                                        (47,093)    (5,770)
  Other assets                                           (3,646)       536
  Other liabilities                                         870       (148)
                                                      ---------  ---------
    Net cash provided by operating activities            12,113     17,236
                                                      ---------  ---------
Cash flows from investing activities
Business acquisitions, net of acquired cash and earn
 out payments                                            (9,736)   (23,771)
Purchase of property and equipment                       (3,217)    (3,839)
Proceeds from disposal of subsidiary, net of cash
 transferred                                                  -      1,029
Proceeds from note receivable                               536          -
Other                                                      (177)        63
                                                      ---------  ---------
    Net cash used in investing activities               (12,594)   (26,518)
                                                      ---------  ---------
Cash flows from financing activities
Borrowings under revolving credit facility               61,000     13,000
Repayments under revolving credit facility              (61,000)   (13,000)
Proceeds from exercise of stock options                      46      2,097
Excess tax benefits from equity-based compensation           41      1,282
Proceeds from issuance of stock - employee stock
 purchase plan                                               85        199
Payment of loan fees                                          -       (102)
Other                                                         1         77
                                                      ---------  ---------
    Net cash provided by financing activities               173      3,553
                                                      ---------  ---------
Effect of exchange rates on changes in cash              (1,784)       842
                                                      ---------  ---------
Decrease in cash and cash equivalents                    (2,092)    (4,887)

Cash and cash equivalents, beginning of year             21,602     26,489
                                                      ---------  ---------
Cash and cash equivalents, end of year                $  19,510  $  21,602
                                                      =========  =========
Supplemental disclosure
  Cash paid for interest                              $     400  $     259
                                                      =========  =========
  Cash paid for income taxes                          $   7,392  $  10,421
                                                      =========  =========

                                  LECG CORPORATION
                              SEGMENT OPERATING RESULTS
                        ($ in thousands, except rate amounts)
                                    (unaudited)

                              Three months ended December 31,
                ----------------------------------------------------------
                            2008                          2007
                ----------------------------------------------------------
                          Finance                       Finance
                            and                           and
               Economics Accounting  Total   Economics Accounting   Total
                --------  --------  --------  --------  --------  --------
  Fee-based
   revenues,
   net          $ 28,015  $ 38,948  $ 66,963  $ 35,729  $ 47,712  $ 83,441
  Reimbursable
   revenues          932     2,153     3,085     1,713     3,077     4,790
                --------  --------  --------  --------  --------  --------
    Revenues    $ 28,947  $ 41,101  $ 70,048  $ 37,442  $ 50,789  $ 88,231

  Direct costs  $ 20,989  $ 30,558  $ 51,547  $ 24,103  $ 30,972  $ 55,075
  Reimbursable
   costs           1,152     2,118     3,270     1,619     2,894     4,513
                --------  --------  --------  --------  --------  --------
    Gross
     profit     $  6,806  $  8,425  $ 15,231  $ 11,720  $ 16,923  $ 28,643

Direct profit
 margin (1)         25.1%     21.5%     23.0%     32.5%     35.1%     34.0%
Gross margin        23.5%     20.5%     21.7%     31.3%     33.3%     32.5%

Operating
 statistics
Paid days             65        65        65        66        66        66
Billable
 headcount,
 period end          295       488       783       308       521       829
Billable
 headcount,
 period average      298       500       797       312       528       840
Billable FTEs,
 period average
 (2)                 234       398       633       266       405       671
Average
 billable rate  $    361  $    300  $    323  $    336  $    303  $    317
Paid
 utilization
 rate of billable
 FTEs (3)           63.7%     62.6%     63.0%     75.8%     73.5%     74.4%

Expert
 headcount,
 period end          128       215       343       122       184       306
Expert FTEs,
 period average (2)   62       130       192        84       108       192
JR/SR staff
 paid
 utilization
 rate (3)           60.7%     63.5%     62.4%     70.4%     70.8%     70.6%

                               LECG CORPORATION
                   SEGMENT OPERATING RESULTS (CONTINUED)
                  ($ in thousands, except rate amounts)
                                (unaudited)

                                Year ended December 31,
                ----------------------------------------------------------
                            2008                          2007
                ----------------------------------------------------------
                          Finance                       Finance
                            and                           and
               Economics Accounting  Total   Economics Accounting   Total
                --------  --------  --------  --------  --------  --------
  Fee-based
   revenues,
   net          $142,295  $180,419  $322,714  $151,927  $199,617  $351,544
  Reimbursable
   revenues        4,490     8,475    12,965     5,983    12,902    18,885
                --------  --------  --------  --------  --------  --------
    Revenues    $146,785  $188,894  $335,679  $157,910  $212,519  $370,429

  Direct
   costs        $ 95,546  $125,930  $221,476  $101,913  $126,156  $228,069
  Reimbursable
   costs           4,970     8,369    13,339     5,853    12,704    18,557
                --------  --------  --------  --------  --------  --------
    Gross
    profit      $ 46,269  $ 54,595  $100,864  $ 50,144  $ 73,659  $123,803

Direct profit
 margin (1)         32.9%     30.2%     31.4%     32.9%     36.8%     35.1%
Gross
 margin             31.5%     28.9%     30.0%     31.8%     34.7%     33.4%

Operating
 statistics
Paid days            260       260       260       261       261       261
Billable
 headcount,
 period end          295       488       783       308       521       829
Billable
 headcount,
 period average      300       489       789       314       595       909
Billable FTEs,
 period average
 (2)                 246       390       636       271       464       735
Average
 billable
 rate          $     364  $    315  $    335  $    337  $    289  $    308
Paid
 utilization
 rate of
 billable
 FTEs (3)           76.5%     70.5%     72.8%     79.7%     71.3%     74.4%

Expert
 headcount,
 period end          128       215       343       122       184       306
Expert FTEs,
 period average
 (2)                  66       116       183        88       117       205
JR/SR
 staff paid
 utilization
 rate (3)           73.6%     70.0%     71.4%     75.6%     69.2%     71.4%

                           LECG CORPORATION
                 RECONCILIATION OF NON-GAAP MEASURES
                ($ in thousands, except per share data)

                                 Three months ended        Year ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Fee-based revenues, net         $  66,963  $  83,441  $ 322,714  $ 351,544

  Direct costs                     51,547     55,075    221,476    228,069
                                ---------  ---------  ---------  ---------

Direct profit                   $  15,416  $  28,366  $ 101,238  $ 123,475
                                =========  =========  =========  =========
Direct profit margin (4)             23.0%      34.0%      31.4%      35.1%

                                 Three months ended        Year ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                   2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Net (loss) income               $ (93,832) $  (2,666) $ (85,241) $  11,360
(Loss) income from operations
 of discontinued subsidiary,
 net of income taxes                    -     (2,059)         -     (1,441)
                                ---------  ---------  ---------  ---------
(Loss) income from continuing
 operations                       (93,832)      (607)   (85,241)    12,801

Adjustments to net (loss)
 income
  Goodwill impairment             118,800          -    118,800          -
  Other impairments                 5,358          -      5,358          -
  Restructuring charges             6,437      6,743      5,937     10,689
  Divestiture charges               3,136          -      3,136          -
  Deferred compensation plan          765         (7)     1,763        155
  Income tax (benefit)
   Provision (5)                  (49,160)    (2,721)   (49,358)    (4,381)
  Deferred tax valuation
   allowance                        3,728          -      3,728          -
                                ---------  ---------  ---------  ---------

Adjusted (loss) income from
 continuing operations (6)      $  (4,768) $   3,408  $   4,123  $  19,264
                                =========  =========  =========  =========

Adjusted (loss) income from
 continuing operations
 per diluted share (6)(8)       $   (0.19) $    0.13  $    0.16  $    0.76

Shares used in calculating
 earnings per share
    Diluted                        25,373     25,577     25,513     25,499

                                   LECG CORPORATION
                  RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)
                     ($ in thousands, except per share data)

                                 Three months ended        Year ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                   2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Net (loss) income               $ (93,832) $  (2,666) $ (85,241) $  11,360
(Loss) income from operations
 of discontinued subsidiary,
 net of income taxes                    -     (2,059)         -     (1,441)
                                ---------  ---------  ---------  ---------
(Loss) income from continuing
 operations                       (93,832)      (607)   (85,241)    12,801

Income tax (benefit) provision    (48,996)      (488)   (43,126)     8,753
Interest expense (income), net          7       (103)       191       (127)
Depreciation and amortization       1,480      1,845      5,939      7,284
                                ---------  ---------  ---------  ---------
EBITDA from continuing
 operations (7)                  (141,341)       647   (122,237)    28,711

Adjustments to EBITDA from
 continuing operations
  Goodwill impairment             118,800          -    118,800          -
  Other impairments                 5,358          -      5,358          -
  Restructuring charges             6,437      6,743      5,937     10,689
  Divestiture charges               3,136          -      3,136          -
  Deferred compensation plan          765         (7)     1,763        155
                                ---------  ---------  ---------  ---------

Adjusted EBITDA from continuing
 operations (7)                 $  (6,845) $   7,383  $  12,757  $  39,555
                                =========  =========  =========  =========

(1) Fee-based revenues, net less direct costs as a percentage of fee-based revenues, net.
(2) Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.
(3) Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.
(4) Fee-based revenues, net less direct costs before restructuring charges as a percentage of fee-based revenues, net.
(5) Assumes a marginal tax rate of 39.9% and 40.4% in the quarter and year ended December 31, 2008 and 2007, respectively. The tax benefit for
    2008 excludes non-deductible goodwill impairment of approximately $12 million.
(6) Adjusted (loss) income from continuing operations and adjusted (loss)
    income from continuing operations per diluted share are non-GAAP financial measures. Adjusted (loss) income from continuing operations excludes restructuring charges, goodwill impairment, other impairments, divestiture charges, charges related to market fluctuations in the value of deferred compensation plan investments and the deferred tax valuation allowance charge.  Adjusted (loss) income from continuing operations per diluted share is calculated using adjusted (loss) income from continuing operations divided by diluted shares. The Company regards adjusted (loss) income from continuing operations and adjusted
    (loss) income from continuing operations per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with
    GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating (loss) income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
(7) EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP financial measures.  EBITDA from continuing operations is defined as earnings from continuing operations before provision for income tax, interest, and depreciation and amortization.
    Adjusted EBITDA from continuing operations excludes restructuring charges, goodwill impairment, other impairments, divestiture charges and charges related to market fluctuations in the value of deferred compensation plan investments. The Company regards EBITDA from continuing operations and Adjusted EBITDA from continuing operations as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with
    GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating (loss) income, cash flows, or other measures of financial performance prepared in accordance with GAAP.
(8) For Q4 2008, diluted earnings per share and diluted shares are equal to basic earnings per share and basic shares, respectively, as the effect on net loss would be anti-dilutive if common stock equivalent shares were included in the weighted average number of common shares outstanding during the period.

Investor Contacts
Steven R. Fife
Chief Financial Officer
510-985-6700

Brooke Deterline
Investor Relations
415-775-1788
investor@lecg.com